EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-30209, 333-175660, 333-50912, 333-88313, 333-106325, 333-153740, 333-153741, 333-182164 and 333-204898) of Edgewater Technology, Inc. of our report dated March 4, 2016, relating to the financial statements of M2 Dynamics Inc. as and for the year ended January 2, 2015, which appear in this Amendment No. 1 to Current Report on Form 8-K/A.

/s/ BDO USA, LLP

Boston, Massachusetts

March 4, 2016